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                                                                   Exhibit 99.14

                          Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Investment Funds Inc.,

We consent to the incorporation by reference, of our report dated June 12, 2000 with respect to the Smith Barney Hansberger Global Value Fund and the Smith Barney Hansberger Global Small Cap Value Fund of Smith Barney Investment Funds Inc. (the "Fund"), in the Registration Statement on Form N-14 for the Fund and to the references to our firm under the headings "Synopsis" and "Representations and Warranties" in the Proxy Statement/Prospectus.

                                                                  /s/ KPMG LLP
                                                                  KPMG LLP


New York, New York
September 15, 2000